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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We consent to the incorporation by reference in the Registration Statement of MainSource Financial Group, Inc. on Form S-8 (No. 33-45395) of our report dated March 12, 2008 with respect to the consolidated financial statements of MainSource Financial Group, Inc. and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K of MainSource Financial Group, Inc. for the year ended December 31, 2007.

Crowe Chizek and Company LLC
Louisville, Kentucky March 12, 2008

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  EXHIBIT 23.1